                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          NRG Generating (U.S.) Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           NRG GENERATING (U.S.) INC.
                               1221 NICOLLET MALL
                                   SUITE 610
                       MINNEAPOLIS, MINNESOTA 55403-2444

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1996

                                 --------------

         Notice is hereby given that the Annual Meeting of Stockholders of NRG Generating (U.S.) Inc., a Delaware corporation (the "Company"), will be held on Thursday, November 21, 1996, at 1:30 p.m., Eastern Standard Time, at the Bell Atlantic Building, 1717 Arch Street, Philadelphia, Pennsylvania, for the following purposes:

         1. To elect seven directors for terms expiring at the 1997 annual meeting of stockholders;

         2. To approve the Company's 1996 Stock Option Plan (the "Stock Option Plan") authorizing the Company to grant options to purchase up to 500,000 shares of the Company's Common Stock to members of the Board of Directors, officers and key employees of the Company or its subsidiaries.

         3. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 20, 1996, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

         We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                                           By Order of the Board of Directors,

                                           Karen A. Brennan
                                           Secretary

Minneapolis, Minnesota
October 28, 1996

                           NRG GENERATING (U.S.) INC.
                               1221 NICOLLET MALL
                                   SUITE 610
                       MINNEAPOLIS, MINNESOTA 55403-2444

                                  612-373-8834
                                 -------------
                                PROXY STATEMENT
                                OCTOBER 28, 1996
                                 -------------
                              GENERAL INFORMATION

         This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of NRG Generating (U.S.) Inc., a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:30 p.m., Eastern Standard Time, on Thursday, November 21, 1996, and at any and all adjournments thereof.

         A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR approval of the Company's 1996 Stock Option Plan (the "Stock Option Plan"), FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

         The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

         At October 20, 1996, the Company had 6,475,062 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 20, 1996 will be entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about October 28, 1996.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information with respect to the beneficial ownership, as of October 10, 1996 (except as otherwise noted below), of shares of Common Stock or shares of common stock of Northern States Power Company (hereinafter referred to as "NSP"; the stock of NSP referred to as "NSP Stock")(1) by persons believed by the Company to own beneficially more than five percent of the outstanding shares of Common Stock and by the directors and named executive officers set forth in the Summary Compensation Table herein and the directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Other than as set forth below, no director or executive officer of the Company is known to be the beneficial owner of any shares of Common Stock. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

(1) NSP is the parent of NRG Energy, Inc. ("NRG Energy"), which holds 41.86% of the Common Stock of the Company.

                                                                                       AMOUNT AND NATURE OF           PERCENT OF
                      NAME OF BENEFICIAL OWNER            TITLE OF CLASS             BENEFICIAL OWNERSHIP(1)            CLASS(1)
                      ------------------------            --------------             --------------------               -----
                   FIVE PERCENT STOCKHOLDERS:

                   NRG Energy, Inc.(2)                     Common Stock                     2,710,357                    41.86%
                   1221 Nicollet Mall
                   Suite 700
                   Minneapolis, Minnesota 55403-
                   2445

                   Wexford Management LLC(3)               Common Stock                      443,976                      6.9%
                   411 West Putnam Avenue
                   Greenwich, CT 06830


                   DIRECTORS AND
                   NAMED EXECUTIVE OFFICERS:

                   David H. Peterson                       Common Stock                       1,000                        *
                                                             NSP Stock                        3,460                        *


                   Leonard A. Bluhm(4)                     Common Stock                       1,000                        *
                                                             NSP Stock                        4,727                        *


                   Lawrence I. Littman                     Common Stock                        -0-                         *

                   Craig Mataczynski(5)                    Common Stock                        500                         *
                                                             NSP Stock                        3,317                        *

                   Spyros S. Skouras, Jr.                  Common Stock                        -0-                         *

                   Charles J. Thayer(6)                    Common Stock                       10,000                       *


                   Ronald J. Will(7)                       Common Stock                       2,500                        *
                                                             NSP Stock                        7,189                        *

                   DIRECTORS AND EXECUTIVE OFFICERS        Common Stock                       15,500                       *
                   AS A GROUP (8 PERSONS)(8)                 NSP Stock                        18,768                       *

---------------------------

*        Represents less than one percent.

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13-d under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) On April 30, 1996, NRG Energy, Inc. acquired 41.86% of the outstanding shares of Common Stock of the Company and 100% of the common stock of certain acquired subsidiaries for $107,418,000, as adjusted by provisions set forth in the Stock Purchase Agreement.

(3) Consists of 348,672 shares of common stock owned directly by Wexford Capital Partners II, LP and 95,304 shares of Common Stock owned directly by Wexford Overseas Partners Fund I, LP. Through an investment management agreement, Wexford Management LLC, which manages the funds, has sole voting and investment power of the funds. Mr. Skouras serves as Senior Vice President of Wexford Management LLC. The information above was provided by Wexford Management LLC.

(4) The NSP Stock includes 2,750 shares of NSP Stock subject to options which may be exercised within 60 days.

(5) The NSP Stock includes 2,887 shares of NSP Stock subject to options which may be exercised within 60 days.

(6) The shares are owned by Chartwell Capital Ltd. of which Mr. Thayer is the 100% owner.

(7) The NSP Stock includes 2,636 shares of NSP Stock subject to options which may be exercised within 60 days and 1,826 shares of NSP Stock which are owned by Mr. Will's spouse but for which he shares investment power and 96 shares which he owns jointly with his spouse and for which he shares investment power.

(8) The NSP Stock includes 6,603 shares of NSP Stock subject to options which may be exercisable within 60 days.


                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

         Action will be taken at the Annual Meeting for the election of seven directors, each of whom will serve until the 1997 annual meeting of stockholders and until his or her successor is elected and qualified.

         The Company's Bylaws currently fix the number of members of the Board of Directors at seven, provided that such number of directors may be increased to eight if necessary or required by the terms of any series of preferred stock that may be issued from time to time. The Bylaws also provide that no fewer than two of the nominees of the Board of Directors must consist of independent directors and must be nominated by the Independent Directors Committee. The Independent Directors Committee has nominated Mr. Thayer and Mr. Littman as the two independent directors who have met the Bylaw qualifications of an independent director and has proposed that they and Mr. Skouras constitute the Independent Directors Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named therein.

         The Composite Fourth Amended and Restated Plan of Reorganization ("Reorganization Plan") for O'Brien Environmental Energy, Inc. ("O'Brien Energy"),1 fixed the number of directors for the reconstituted Board at seven directors, of whom (i) four were to be designated by NRG Energy, (ii) one was to be designated by Wexford Management LLC ("Wexford"), (iii) one was to be designated by the official committee of equity security holders of O'Brien Energy ("Equity Committee") and (iv) one was to be jointly designated by Wexford and each of the holders of Class A Common Stock and Class B Common Stock of O'Brien Energy who are members of the Equity Committee. The seven designated directors are the individuals who are nominated to serve until the 1997 Annual Meeting.

         The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxies may be voted FOR such substitute nominees, as the Board of Directors may designate.

         The following table sets forth the principal occupations for at least the last five years and the current directorships of the seven nominees for director to be elected pursuant to Proposal No. 1.





David H. Peterson, Age 55.

------------------------------

(1) In September of 1994, O Brien Energy filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Pursuant to the Reorganization Plan, O Brien Environmental Energy Inc. was renamed NRG Generating (U.S.) Inc.

Chairman of the Board

         Mr. Peterson has served as Chairman of the Board of NRG Energy since 1995. He has also served as President of NRG Energy since July 1989 and Chief Executive Officer of NRG Energy since 1994. Mr. Peterson was appointed Director of the Company on April 30, 1996 pursuant to the Reorganization Plan. The Board of Directors elected Mr. Peterson Chairman of the Board April 30, 1996.


LEONARD A. BLUHM, Age 51.

Director

         Mr. Bluhm is President and Chief Executive Officer of the Company. Mr. Bluhm is also President of all of the Company's subsidiaries. Prior to April 1996, Mr. Bluhm served as Vice President and Chief Financial Officer of NRG Energy from 1993 to 1996, Chief Financial Officer of Cypress Energy Partners from April 1992 to January 1993 and as Director of international operations and mergers, acquisition and special projects from 1991 to 1992. Mr. Bluhm remains an employee of NRG Energy and provides services to the Company under a lease agreement with NRG Energy. Mr. Bluhm was appointed a Director of the Company on September 20, 1996.

LAWRENCE I. LITTMAN, Age 65.

Director

         Mr. Littman was General Manager of Liberty Cab & Limousine Company from January 1, 1992 to May 1, 1996 and served as Chief Executive Officer of that company from January 1, 1967 until January 1, 1992. From June 1984 to June 1993, he served as Chief Executive Officer for Lil Stable, Inc. Mr. Littman was appointed an independent Director of the Company on April 30, 1996, pursuant to the Reorganization Plan.

CRAIG A. MATACZYNSKI, Age 36.

Director

         Mr. Mataczynski is Vice President of U.S. Business Development for NRG Energy. From May 1993 to December 1994, Mr. Mataczynski was President of NEO Corporation ("NEO"), a wholly owned subsidiary of NRG Energy. Prior to joining NEO, Mr. Mataczynski served in various managerial capacities at NSP in the Power Generation Business Unit and Corporate Strategy. Mr. Mataczynski was appointed a Director of the Company pursuant to the Reorganization Plan and Assistant Secretary of the Company on April 30, 1996.

SPYROS S. SKOURAS, JR., Age 43.

Director

         Mr. Skouras is Senior Vice President of Wexford Management LLC. Prior to joining Wexford in April of 1995, Mr. Skouras served as President of Skouras Capital from 1991 to 1994 and as Chief Operating Officer of Prudential-Grace Lines, Inc. from 1976 to 1989. Mr. Skouras served as a Director of O'Brien Energy from 1995 until 1996 and was appointed a Director of the Company on April 30, 1996 pursuant to the Reorganization Plan.

CHARLES THAYER, Age 52.

Director

         Mr. Thayer has served as Managing Director of Chartwell Capital Ltd., a private investment firm, since 1989. From June 1993 until August 1993, he was Chairman and Interim Chief Executive Officer of Sunbeam Corporation and was Vice Chairman of that company from April 1996 until August 1996. Mr. Thayer is a Director of Sunbeam Corporation and Digital Wireless Corporation. Mr. Thayer was appointed an independent Director of the Company on April 30, 1996 pursuant to the Reorganization Plan.

RONALD J. WILL, Age 56.

         Mr. Will has served as Vice President, operations and engineering, of NRG Energy since 1991. From September of 1989 until February of 1991, he served as President and Chief Executive Officer of NRG Thermal. Mr. Will was appointed a Director of the Company on April 30, 1996 pursuant to the Reorganization Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL NO. 1.


                       EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of the Company.

LEONARD A. BLUHM, Age 51.

President and Chief Executive Officer.

See "Proposal No. 1: Election of Directors" for biographical information concerning Mr. Bluhm.

TIMOTHY P. HUNSTAD, Age 39.

Vice President and Chief Financial Officer.

         Mr. Hunstad has served as Vice President and Chief Financial Officer of the Company since September 1, 1996. Prior to joining the Company, he was President of NEO Corporation from January 1, 1995 until September 1, 1996 and Managing Director, finance, of NRG Energy from July 1, 1994 until December 31, 1994. Mr. Hunstad served as Treasurer of NRG Australia, Ltd. from March 1993 until June 30, 1994 and Director, project finance, of NRG Energy from September 1, 1992 until March 1993. Previously, he was employed with E.F. Johnson Company as Director of corporate development from January 1991 until July 1992.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring during the Company's 1996 fiscal year beginning on July 1, 1995 and ending June 30, 1996.

         From July 1, 1995 through April 30, 1996, the Board of Directors of O'Brien Energy met two times. From April 30, 1996 through June 30, 1996, a reconstituted Board of Directors of the Company, which was appointed April 30, 1996 pursuant to the Reorganization Plan, met two times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period except for Mr. Skouras who attended 50% of the Board of Directors meetings.

         From July 1, 1995 through December 31, 1995, the only standing committee of O'Brien Energy was the Audit Committee, which met once. The members of the Audit Committee were Messrs. George Bernstein, Chairman, Robert Smallacombe, Sanders Newman, Frank Wells and George Wells.

         The standing committees of the Board of Directors of the Company, which were formed April 30, 1996 pursuant to the Reorganization Plan, are the Audit, Compensation and Independent Directors Committees. Their principal functions and the names of the directors currently serving as members of those committees are set forth below.

Audit Committee - The members of the Audit Committee are Messrs. Charles J. Thayer, Spyros S. Skouras, Jr. and Ronald J. Will. The Audit Committee has such powers, authority and responsibilities as are normally incident to the functions of an Audit Committee. Typical Audit Committee functions are to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, conduct pre- and post-audit reviews with the Company's management, financial employees and independent auditors, and review the Company's quarterly and annual financial statements and reports. The Audit Committee met one time during the period from April 30, 1996 to June 30, 1996.

Compensation Committee - The members of the Compensation Committee are Messrs. Charles J. Thayer, Lawrence I. Littman and David H. Peterson, Chairman. The Compensation Committee administers the Company's Stock Option Plan and has the powers and authority granted to it by any incentive compensation plan for employees of the corporation or any of its subsidiaries and such other powers, authority and responsibilities as may be determined by the Board. The Compensation Committee determines the compensation of (a) employees of the corporation who are directors of the corporation; and (b) after receiving and considering the recommendation of the chief executive officer and the president of the corporation, all other employees of the corporation who are officers of the corporation or who occupy such other positions as may be designated by the Compensation Committee. The Compensation Committee met twice during the period from April 30, 1996 to June 30, 1996.

Independent Directors Committee - The members of the Independent Directors Committee are Messrs. Charles J. Thayer, Spyros S. Skouras, Jr. and Lawrence I. Littman. The Independent Directors Committee has three members, two of whom must be Independent Directors. Prior to the annual meeting, the Independent Directors Committee nominates those individuals who will serve as Independent Directors on the Board as well as constitute the three members of the Independent Directors Committee. It designates the individuals to fill any vacancies on the Board that are to be filled by a member of the Independent Directors Committee and that arise between annual meetings of shareholders. The Independent Directors Committee also has the sole authority and responsibility to make all decisions and take all actions on behalf of the Company under certain agreements between NRG Energy and the Company, including the Co- Investment Agreement. The Independent Directors Committee met three times during the period from April 30, 1996 to June 30, 1996.


                                PROPOSAL NO. 2:

       APPROVAL OF THE NRG GENERATING (U.S.) INC. 1996 STOCK OPTION PLAN

         On September 20, 1996, the Board of Directors of the Company adopted the NRG Generating (U.S.) Inc. 1996 Stock Option Plan (the "Stock Option Plan") which authorizes the Company to grant options to purchase up to 500,000 shares of the Company's Common Stock. Under the Stock Option Plan, the Company is authorized to grant its officers, directors and key employees either nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1996, as amended (the "Code"). Nonemployee directors may only receive NQSOs under the Stock Option Plan.

         In order for the Company to issue ISOs, shareholder approval of the plan is required under both the Code and the Stock Option Plan. Accordingly, at the Annual Meeting, the Stock Option Plan is being submitted to the shareholders for their approval so that the Company may issue such ISOs.

         The following summary outlined below is qualified in its entirety by reference to the full text of the Stock Option Plan, which is set forth in the attached Appendix A.

         PURPOSE OF THE STOCK OPTION PLAN

         The purpose of the Stock Option Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participant's identification with shareholders' interests and to facilitate the attraction and retention of key individuals with outstanding ability. The Stock Option Plan provides for the grant to members of the Board of Directors, officers and key employees of the Company and its subsidiaries of options to purchase shares of the Common Stock of the Company.

         MAJOR PROVISIONS OF THE PLAN

         The major provisions of the Stock Option Plan are as follows:

         Eligibility. The persons who are eligible to receive awards pursuant to the Stock Option Plan are members of the Board of Directors, officers and key employees of the Company or its subsidiaries, as the Board of Directors selects from time to time, who occupy responsible managerial, professional or advisory positions and who have the capability of making a substantial contribution to the success of the Company. Directors who are not employees or officers of the Company are ineligible to receive ISOs under the Plan. The Company estimates that at the present time approximately three of its approximately 150 employees are eligible to participate in the Stock Option Plan.

         Administration. The Board of Directors has delegated its authority to administer the Stock Option Plan to the Compensation Committee, subject to the reservation of its authority to grant awards under the Stock Option Plan to executive officers and directors of the Company and to take such other action in respect of such awards as it shall determine to be necessary or appropriate. References in this discussion of the Stock Option Plan to the Board of Directors shall be deemed to include the Compensation

Committee or any other committee or person to whom the Board of Directors shall have delegated its authority to administer the Stock Option Plan.

         Option Types. The Stock Option Plan permits the Board of Directors to grant, in its discretion, ISOs and NQSOs. Stock options designated as ISOs will comply with Section 422 of the Code, including the requirement that the aggregate Fair Market Value, as defined in the Stock Option Plan, of Common Stock determined at the time of each grant that a holder may exercise for the first time in any calendar year shall not exceed $100,000. NQSOs, which are options that are not ISOs, entitle the holder to purchase up to the number of shares of Common Stock of the Company specified in the grant.

         Option Price. The exercise price per share of the options is determined by the Board of Directors but, in the case of ISOs, will in no event be less than the Fair Market Value of a share of Common Stock on the date the ISO is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made in cash or by optionee's personal check, certified check or bank draft or, in the Board's discretion: (i) in shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option; (ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (iii) by delivery of the optionee's promissory note while granting options or other Incentive Awards pursuant to the Stock Option Plan; or (iv) in any combination of the foregoing.

         Nontransferability. During the lifetime of the participant, options awarded under the Stock Option Plan may be exercised only by such person or by such person's guardian or legal representative.

         Time and Manner of Exercise. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for exercise and shall be exercised by written notice to the Company. In addition to the payment of the option price, the participant shall pay to the Company in cash or in Common Stock the amount the Company is required to withhold or pay under federal or state law with respect to the exercise of the option or, alternatively, the number of shares delivered by the Company upon exercise of the option shall be appropriately reduced to reimburse the Company for such payment. Except as otherwise provided in the Stock Option Plan, an ISO may not be exercised at any time unless the holder is then an employee of the Company, its parent or subsidiary.

         Amendment or Termination of Plan. The Board of Directors may terminate and in any respect amend or modify the Stock Option Plan, except that shareholder approval is required in order to (i) increase the total number of shares of Common Stock available under the Stock Option Plan (unless such increase is a result of changes in capitalization as described in the Stock Option Plan), (ii) materially increase the benefits accruing to participants under the Stock Option Plan; (iii) materially modify the requirements as to eligibility for participation in the Stock Option Plan; (iv) extend the period during which any option may be granted or exercised; or (v) extend the term of the Stock Option Plan. Except as otherwise provided in the Stock Option Plan, no amendment, modification, or termination of the Stock Option Plan shall in any manner adversely affect the rights of any participant under the Stock Option Plan without the consent of such participant.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN

         Incentive Stock Options. If an option under the Stock Option Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the Fair Market Value of the stock on the date of exercise and the exercise price will be treated as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

         The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

         Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

         If an optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the Fair Market Value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount. The Company's deduction will also be limited by the $1 million cap on deductions for compensation paid to certain employees under Section 162(m) of the Code.

         The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than twelve months.

         NQSOs. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then Fair Market Value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO.

         The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount. The Company's deduction will also be limited by the $1 million cap on deductions for compensation paid to certain employees under Section 162(m) of the Code.

         Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the Fair Market Value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months.

MARKET PRICE OF THE COMMON STOCK

         The closing price of the Common Stock as reported by the NASDAQ News Service was $5.625 per share on October 21, 1996. As of such date the aggregate market value of the shares of Common Stock available for issuance under the Stock Option Plan was $2.8 million.
         On October 24, 1996 grants of NQSOs were made to the following director nominees: David H. Peterson -- 30,000, Leonard A. Bluhm - 105,000, Lawrence I. Littman - 30,000, Craig Mataczynski - 30,000, Spyros S. Skouras, Jr. - 30,000, Charles J. Thayer - 30,000 and Ronald J. Will - 30,000. The total number of shares subject to options held by all executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, are 180,000 shares, 180,000 shares and 30,000 shares, respectively.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK OTPION
PLAN.


                                PROPOSAL NO. 3:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Price Waterhouse LLP ("Price Waterhouse") has served as the Company's independent public accountants since April 30, 1996, and has been reappointed by the Board of Directors to serve in that capacity for the period ended December 31, 1996. A representative of Price Waterhouse will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Price Waterhouse, if desired.

            By board resolution approved on April 30, 1996, the Board of Directors dismissed Coopers & Lybrand L.L.P. (Coopers & Lybrand) who had served as the Company's independent public accountants prior to that time. The accountant's report issued by Coopers & Lybrand on the Company's financial statements for the 1994 consolidated financial statement did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except with respect to:
(1) certain litigation for which the ultimate outcome could not be determined at the time; and (2) the Company's ability to continue as a going concern. The Company believes that during its 1994 and 1995 fiscal years and the portion of t& Lybrand would have caused Coopers & Lybrand to make reference to the subject matter of the disagreements in connection with its report. During its 1994 and 1995 fiscal year and up to the date of the engagement, the Company did not consult with Price Waterhouse he 1996 fiscal year up to the date of the dismissal, there were no disagreements between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction Coopers regarding the application of accounting principles, the type of audit opinion or other information considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

         Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Price Waterhouse, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 1997 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDNENT PUBLIC ACCOUNTANTS.

                      EXECUTIVE AND DIRECTOR COMPENSATION

         The following tables set forth all compensation, including bonuses and other payments, paid or accrued by the Company during the fiscal years ended June 30, 1996, 1995 and 1994 to the Company's current chief executive officer and the two individuals who served as president during the fiscal year. In addition, compensation information is provided concerning two former officers of the Company who received compensation in excess of $100,000 for services rendered to the Company during the 1996 fiscal year.


                           SUMMARY COMPENSATION TABLE


                                                                             Annual Compensation
                                                                                                       All Other
                                                                             Salary                   Compensation
                                Name and Principal Position       Year        ($)         Bonus($)      ($) (1)
                                                                  ----        ---         --------     ---------
                             Leonard A. Bluhm, Chief                1996        18,608
                             Executive Officer & President(2)
                             Frank O'Brien, III, President(3)       1996        60,576                       1,048
                                                                    1995       280,961                       6,360
                                                                    1994       317,307                       6,923
                             Robert Smallacombe, President(4)       1996      144, 712                       2,733
                                                                    1995       188,197                       1,960
                             John P. Kelly, Chief                   1996       399,523
                             Administrative Officer(5)
                             Reed Wills, Vice President(6)          1996       135,084   75,000              4,638
                                                                    1995       157,039                       6,360
                                                                    1994       144,846                       6,923


------------------------

(1)      Includes amounts paid by the Company for term life insurance premiums.
(2) Mr. Bluhm became Chief Executive Officer on April 30, 1996. He is an employee of NRG Energy and his services are leased to the Company pursuant to a Leased Employee Agreement with NRG Energy. Mr. Bluhm's compensation is paid by NRG Energy who is reimbursed by the Company. See "Related Party Transactions."
(3)      Mr. O'Brien III resigned as President of the Company September 1,
         1995.
(4) Mr. Smallacombe served as President from September 1, 1995 until his resignation April 30, 1996.
(5) Mr. Kelly served as a court-appointed Chief Administrative Officer from January 4, 1995 to April 30, 1996. Mr. Kelly's compensation was paid to Glass Associates pursuant to an agreement with that company to provide certain management services to the Company. See "Related Party Transactions."
(6) Mr. Wills resigned from the Company February 29, 1996. Mr. Wills received a one-time bonus of $75,000 to remain with the Company until after January 1, 1996.

DIRECTOR COMPENSATION

         Each non-employee director of the Company receives an annual retainer fee of $14,000, and is entitled to a $1,000 fee paid quarterly for each meeting attended in person ($500 for telephonic attendance) and $500 for each scheduled committee meeting attended in person ($250 for telephonic attendance) and reimbursement of reasonable expenses incurred in attending meetings of the Board and its Committees. Directors may also receive grants of nonqualified options to purchase Common Stock under the Stock Option Plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Interlocks. The members of the Compensation Committee are Messrs. Charles J. Thayer, chairman, Lawrence I. Littman and David H. Peterson. Mr. Peterson is Chairman of the Board, President and Chief Executive Officer of NRG Energy, which holds 41.86% of the Common Stock of the Company.

Certain Transactions. On April 30, 1996, NRG Energy acquired 41.86% of the outstanding shares of Common Stock of the Company and 100% of the common stock of certain acquired subsidiaries for $107,418,000, as adjusted by provisions set forth in the Stock Purchase Agreement.

         During the 1996 fiscal year, the Company entered into a Management Services Agreement and a Co-Investment Agreement with NRG Energy. The Management Services Agreement, pursuant to which the Company paid NRG Energy $98,733 during the 1996 fiscal year, provides that NRG Energy will provide management, administrative and certain other services to the Company in connection with the day to day business of the Company. Pursuant to the Co-Investment Agreement, NRG Energy agreed to offer to the Company ownership interests in certain power projects which were initially developed by NRG Energy or with respect to which NRG Energy has entered into a binding acquisition agreement with a third party. No offers were made to the Company in fiscal 1996 pursuant to the Co-Investment Agreement.

         During the 1996 fiscal year, NRG Energy provided $254,945 in project and construction management services rendered in connection with Gray's Ferry Project partnership of which the Company is one-third owner.

         In accordance with the Reorganization Plan, the Company and NRG Energy executed three loan agreements ("NRG Energy Loans') on April 30, 1996 with commitments of $45 million, $24 million and $15.8 million at annual interest rates of 9.5%, 9.5% and 9%, respectively. On April 30, 1996, the funding included $71.2 million drawn under these loans. There remains $13.6 million available to the Company under one of the loans which obligates NRG Energy to fund, if needed, a court-established reserve to adequately cover the anticipated administrative, priority and tax claims that are contingent, unliquidated or unmatured or for allowed claim amounts which were undetermined on the April 30, 1996 closing date.

         Under the terms of the Reorganization Plan, NRG Energy purchased the stock of 10 wholly-owned subsidiaries from the Company for $7.5 million on April 30, 1996. The subsidiaries sold include all of the Company's landfill projects, the general partner holding a 3% equity interest in the Artesia Cogeneration partnership and a standby power project placed in service on December 31, 1995.

         On August 30, 1995, the Company and NRG Energy entered into a Chapter 11 financing agreement ("DIP financing") which provided for a $3 million commitment with interest at 2% over prime. The loan commitment was increased on February 22, 1996 by an additional $500,000. The Company made periodic drawdowns totaling $3.4 million through the April 30, 1996 closing date. The principal balance was repaid to NRG Energy from the project refinancing in May 1996.

         Effective May 23, 1996, NRG Energy guaranteed payment of pre-existing liabilities of O'Brien (Newark) Cogeneration, Inc. ("Newark") and O'Brien (Parlin) Cogeneration, Inc. ("Parlin"), wholly-owned subsidiaries of the Company, of up to $5 million, which amount will be reduced as certain defined milestones are reached and will be eliminated no later than May 23, 2001. On June 28, 1996, NRG Energy advanced Parlin approximately $56 million to pay off the Parlin nonrecourse financing which included a $3.1 million cost to terminate an interest rate swap agreement.

         Effective June 28, 1996, the Company guaranteed up to $25 million of obligations in connection with the financing of a $155 million loan made by Credit Suisse to Parlin and Newark.

         In March 1996, NRG Energy and O'Brien (Schuylkill) Cogeneration Inc. ("OSC"), a wholly-owned subsidiary of the Company, entered into a $10 million loan agreement to provide a means of funding an OSC capital contribution obligation to the Grays Ferry Partnership. No amounts have yet been borrowed under the note.

         In connection with NRG Energy's assistance with the Gray's Ferry project, its financing and the note, the Company granted NRG Energy the right to convert a portion of borrowings under the note to Common Stock of the Company. The option agreement provides that the Company can convert $3 million of borrowings under the note for common stock of the reorganized Company which would equal, on a fully diluted basis, 5.6% of the shares of the Common Stock of the Company as of April 30, 1996.


                           RELATED PARTY TRANSACTIONS

         The Company entered into an asset liquidation agreement with Wexford Management LLC ("Wexford") whereby certain assets that are to be liquidated pursuant to the Reorganization Plan for which Wexford is to receive an asset liquidation fee. The maximum fee available to Wexford is $1,500,000. During the 1996 fiscal year, Wexford earned $50,000 for the sale of unused equipment. Mr Skouras is Senior Vice President of Wexford.

         The Company entered into an agreement with Glass Associates under which the Company paid Glass Associates $619,548.87 for management services during the 1996 fiscal year. Of the $619,548.87, $399,523.98 was paid for the services of John P. Kelly who was acting as the Company's Chief Administrative Officer from January 4, 1995 to April 30, 1996 pursuant to a court order in the connection with the Reorganization Plan.

         The Company entered into a Leased Employee Agreement with NRG Energy, whereby NRG Energy agreed to lease its employee, Leonard A. Bluhm, to the Company to perform the duties of President and Chief Executive Officer of the Company. For the 1996 fiscal year, the Company paid NRG Energy $35,885, which included the salary paid to Mr. Bluhm and other amounts necessary to reimburse NRG Energy for expenditures associated with or resulting from Mr. Bluhm's employment.

         See "Compensation Committee Interlocks and Insider Participation - Certain Transactions' above for a description of certain transactions and relationships between the Company and NRG Energy. Mr. Peterson is Chairman of the Board, President and Chief Executive Officer of NRG Energy and Messrs. Mataczynski and Will are Vice Presidents of NRG Energy. Until September 1, 1996, Mr. Timothy P. Hunstad, who is the Vice President and Chief Financial Officer of the Company, was President of NEO Corporation, a wholly-owned subsidiary of NRG Energy.


                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

         The following report of the Compensation Committee discusses generally the Committee's executive compensation objectives following reorganization on April 30, 1996. Prior to April 30, 1996, the Company was managed by a bankruptcy court appointed administrator and compensation for this individual was per agreement with the court.

EXECUTIVE COMPENSATION OBJECTIVES

         The Committee's objective is to provide a competitive compensation program that will attract and retain the expertise required for managing in the fast-changing power industry sector. Further, the objective is to provide the appropriate incentives to match compensation with performance in both the short term as well as long term. The components of the compensation program as described below clearly link the interest of management with those of the shareholders.

         Total executive compensation (base salary plus incentive compensation) is compared with similar companies in the Independent Power Producer (IPP) industry. Generally, the committee will target total pay levels that are near the median of the group although a larger portion of the Company's pay will be targeted to incentive compensation as compared with the comparison group.

EXECUTIVE COMPENSATION COMPONENTS

         Total executive compensation since April 30, 1996 consists of two primary components: base salary and long-term incentive compensation. The compensation components of the President and Chief Executive Officer from April 30, 1996 through June 30, 1996 are described separately since during this period of time the President and Chief Executive Officer was also an employee of NRG Energy, Inc. and his services were provided to the Company under an employee lease agreement.

         BASE SALARY:     Base salary levels are largely determined by
comparison with the salaries of similar positions in the IPP industry sector through surveys collected by the Human Resources group of member IPPs. The Company's compensation program does not include a short-term bonus component whereas many IPPs utilize substantial short-term bonus payments as a part of their compensation package. Instead, the Company relies solely on the long-term component to provide the rewards and linkage to shareholder concerns.


         LONG-TERM INCENTIVE COMPENSATION:         Long-term incentives for
executive officers and the operations manager are provided through annual grants of stock options under the Stock Option Plan. Stock options provide gains to executives only if, in the long term, the Company's common stock price improves over the fair market value of the stock (as determined under the plan) on the date options are granted. Additionally, long-term performance is encouraged since the options vest annually at a rate of 33

1/3 percent on the anniversary date of the grant. The Stock Option Plan permits the use of NQSOs or ISOs. As discussed elsewhere, the following NQSOs were granted on October 23, 1996:


       President & Chief Executive Officer                        105,000 shares
       Vice President & Chief Financial Officer                    75,000 shares
       Operations Manager                                          30,000 shares

It is anticipated that ISO's may be granted in 1997 or 1998 based on specific annual performance targets which would likely include achievement of earnings targets and progress towards growth objectives.

         PRESIDENT & CHIEF EXECUTIVE OFFICER:      From April 30, 1996 through
June 30, 1996, the President and Chief Executive Officer has performed under an employee lease agreement with NRG Energy. During this period of time, the President and Chief Executive Officer remains an employee of the NRG Energy and is eligible for the NRG Energy's benefits. In addition, he is eligible for the long-term incentive provided through the Company's stock options provided he remains in his capacity through the vesting periods.

SUMMARY

         The committee's objective in setting executive compensation and in establishing the appropriate balance between fixed and long-term compensation is designed to clearly link pay and performance. Very simply, executives are rewarded when and to the extent shareholders are rewarded. To achieve these goals, the committee annually reviews pay programs and makes modifications as it deems necessary to continue to attract, retain and motivate talented, experienced executives.

                                 David H. Peterson, Chairman
                                 Charles J. Thayer
                                 Lawrence I. Littman


                            SECTION 16(a) REPORTING

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended June 30, 1996.


                                 OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

         With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors.

         With regard to Proposal No. 2, approval of the Stock Option Plan, and Proposal No. 3, the ratification of independent public accountants, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of each such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the matter. However, under applicable Delaware law, a broker non-vote will have no effect on the outcome of either proposal.

         If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the Board of Directors, FOR approval of the Stock Option Plan, FOR the ratification of the appointment of Price Waterhouse as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.


                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

         The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

         As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) the name and residence address of the stockholder of the Company who intends to make a nomination or bring up any other matter; (ii) a representation that the stockholder is a holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (iii) with respect to notice of an intent to make a nomination, (A) a description of all arrangements or any other person or persons (naming such person) pursuant to which the nomination or nominations are to be made by the stockholder; and (B) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and (iv) with respect to notice of an intent to bring up any other matter, a description of the matter and any material interest of the stockholder in the matter.

         Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received by the Secretary of the Company not less than 120 days nor more than 180 days prior to the annual meeting. The obligation of stockholders to comply with the forgoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of its nominee(s).

                             STOCKHOLDER PROPOSALS

         The 1997 Annual Meeting of Stockholders ("1997 Annual Meeting") is anticipated to be held in May of 1997. Stockholder proposals to be included in the Company's Proxy Statement relating to the 1997 Annual Meeting must be received within a reasonable time prior to the meeting at the Company's principal executive offices, 1221 Nicollet Mall, Suite 610, Minneapolis, Minnesota 55403-2444, Attention: Mr. Leonard A. Bluhm. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.


                           AVAILABILITY OF FORM 10-K

         A copy of the Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as filed with the Commission, is being mailed with this Proxy Statement.


         The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.



                                                Karen A. Brennan
                                                Secretary

October 28, 1996

                                   APPENDIX A





                           NRG GENERATING (U.S.) INC.
                             1996 STOCK OPTION PLAN





                                        Effective as of the 20th day of
September, 1996.

                           NRG GENERATING (U.S.) INC.
                             1996 STOCK OPTION PLAN

                                   ARTICLE I

         1.1 Name and Purpose. The name of this Plan is the "NRG Generating (U.S.) Inc. 1996 Stock Option Plan" (the "Plan"). Its purpose is (a) to maximize the long-term success of NRG Generating (U.S.) Inc. (the "Company"), (b) to ensure a balanced emphasis on both current and long-term performance, (c) to enhance Participants' identification with shareholders' interests, and
                 (d) to facilitate the attraction and retention of key individuals with outstanding ability.

         1.2 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below:

                 (a) "Board of Directors" or "Board" shall mean the Board of Directors of NRG Generating (U.S.) Inc. as constituted from time to time.

                 (b) "Change of Control" shall have the meaning ascribed by Section 5.5 hereof.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 (d) "Common Stock" shall mean the common voting shares of the Company.

                 (e) "Company" shall mean NRG Generating (U.S.) Inc. or any successor thereto.

                 (f) "Control Transaction" shall have the meaning ascribed by Section 5.5 hereof.

                 (g) "Disability" shall mean total and permanent disability as defined in Code Section 22(e).

                 (h) "Employee" shall mean any person who is currently a common law employee of the Company or any of its Subsidiaries.

                 (i) "Effective Date" shall mean the date the Plan is adopted by the Board, subject to approval by the shareholders of the Company at a meeting held within twelve (12) months following the date of adoption by the Board.

                 (j) "Fair Market Value" or "FMV" shall mean the fair market value of the Common Stock, which shall be determined as follows:

                                  (i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or

                                  (ii) if the Common Stock is not traded on an exchange or a national market system, its Fair Market Value shall be determined in good faith by the Board, possibly based upon, but not limited to, a fair market value concept averaged over the twenty
                          (20) trading days preceding the date of the grant of an option or other relevant date, and such determination shall be conclusive and binding on all persons.

                          In no event shall the Fair Market Value equal less than the par value of the Common Stock.

                 (k) "Incentive Stock Option" shall mean a stock option within the meaning of Section 422 of the Code granted pursuant to Section 4.1 hereof.

                 (l) "Nonqualified Stock Option" shall mean an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1 hereof.

                 (m) "Option" shall mean, individually and collectively, an Incentive Stock Option and a Nonqualified Stock Option to purchase Common Stock.

                 (n) "Option Price" shall mean the price per share of Common Stock set by the Board upon the grant of an Option.

                 (o) "Parent" shall mean any corporation which qualifies as a parent of the Company under the definition of "parent corporation" under Code Section 424(e).

                 (p) "Participant" shall mean any person who satisfies the criteria set forth in Article III hereof.

                 (q)) "Separation Date" shall mean, as determined by the Board, the date on which a Participant's Service as a member of the Board terminates or employment with the Company or a Subsidiary terminates for reasons other than transfer of employment to a Parent or Subsidiary. Whether any leave of absence shall constitute termination of employment for purposes of this Plan shall be determined in each case by the Board at its sole discretion.

                 (r) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Code Section 424(f).

                 (s) "Termination for Cause" shall mean the termination of the Participant's employment with the Company for any of the following reasons: (i) any act of malfeasance or wrongdoing affecting the company, its Parent or Subsidiaries, (ii) the breach on any covenant not to compete, or employment contact, with the Company, its Parent or Subsidiaries, or (iii) engaging in any other conduct which would warrant Participant's discharge for cause, excluding general dissatisfaction with the performance of Participant's duties, but including any act of disloyalty or conduct clearly tending to bring discredit upon the Company, its Parent or Subsidiaries.

                 Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

         1.3 Plan Duration. The Plan shall remain in effect for ten (10) years from the Effective Date or until terminated by the Board, whichever comes first.


                                   ARTICLE II

         2.1     Plan Administration.

                 (a) The Plan shall be administered by the Board. The Board is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations (which shall be sufficiently evidenced if set forth in any written action of the Board or in any written stock option agreement) and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable. The Board also is authorized to delegate to a committee of its members or to any officer of the Company any or all of its authority under this Plan, including any or all of its rights or obligations hereunder.

                 (b) The Board shall have the authority, in its sole discretion and from time to time to take the following actions:

                          (i) select those individuals who meet the participation requirements of the Plan;

                          (ii) grant Options provided by the Plan in such form and amount as the Board shall determine;

                          (iii) impose such limitations, restrictions and conditions upon any such Options as the Board shall deem appropriate; and

                          (iv) interpret the Plan, adopt, amend and rescind rules and regulations related to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                 (c) The decision of the Board with respect to any question arising as to the grant of an Option to a Participant in the Plan, the term, form and amount of Options under the Plan, or any other matter concerning the Plan shall be final, conclusive, and binding on both the Company and the Participants.


                                  ARTICLE III

         3.1 Eligibility. The Participants in the Plan shall be selected by the Board from the directors of the Company and the officers and key Employees of the Company or its Subsidiaries who occupy responsible managerial, professional or advisory positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of Options, the Board shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company or its Subsidiaries and past and potential contributions to the Company's profitability and sound growth. Participants who are not otherwise Employees may receive Nonqualified Stock Options but may not receive Incentive Stock Options under the Plan.

                                   ARTICLE IV

         4.1 Options. The Board shall determine the forms and amounts of Options for Participants. All Options shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate. Options under the Plan need not be uniform and Incentive Stock Options and Nonqualified Stock Options may be granted in one agreement. Options may take the following forms, in the Board's sole discretion:

                 (a)      Incentive Stock Options.

                          (i) The Board may grant Incentive Stock Options within the meaning of Code Section 422 to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years following the date of grant, (2) shall not have an Option Price less than the FMV of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Code Section 422, and (4) shall be designated in writing as an "Incentive Stock Option" by the Board. The aggregate FMV of Common Stock determined at the time of each grant for which any Participant may exercise Incentive Stock Options under this Plan for any calendar year shall not exceed $100,000. The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a Participant pursuant to the Plan. Notwithstanding the foregoing, the Option Price of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of the Company, its Parent or Subsidiaries shall be no less than 110% of FMV and such Option shall be not exercisable after the expiration of five years from the date of its grant. No Incentive Stock Option shall be granted to any Participant who is not otherwise an Employee.

                          (ii) The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Board may from time to time determine.

                 (b)      Nonqualified Stock Options.

                          (i) The Board may grant Nonqualified Stock Options to purchase Common Stock which are not intended to qualify as Incentive Stock Options under Code Section 422 and which are designated in writing by the Board as "Nonqualified Stock Options." At the time of the grant, the Board shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Board deems appropriate.

                          (ii) The Board shall cause the Company to enter into a written Nonqualified Stock Option Agreement with the Participant stating that the Options are Nonqualified Stock Options, the number of shares of Common Stock subject to the Nonqualified Stock Option, any conditions and restrictions on the exercise of the Option imposed by the Plan and the Board, and in such form as the Board shall from time to time determine.

         4.2 Option Exercise. Except as otherwise provided in Article V hereof, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an Employee of the Company, its Parent or Subsidiary. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company's Secretary at the Company's principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company in cash or in Common Stock, the full amount, if any, that the Company is required to withhold or pay under federal or state law with respect to the exercise of the Option. Alternatively, the number of shares delivered by the Company upon exercise of the Option shall be appropriately reduced to reimburse the Company for such payment.

         4.3 Payment. Payment of the purchase price upon exercise of any Option granted under this Plan shall be made in cash or by optionee's personal check, certified check or bank draft, payable to the order of the Company in lawful money of the United States; provided, however, that the Board, in its sole discretion, may permit an optionee to pay the Option Price in whole or in part (a) with shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an Option (in each case only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the Option Price); (b) by delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the Board to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (c) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Board in its discretion determines appropriate; or (d) in any combination of the foregoing. Any such alternative permissible methods of exercise of any Incentive Stock Option shall be set forth in the stock option agreement relating to such Incentive Stock Option. In the event the Option Price is paid in whole or in part with shares of Common Stock such shares shall be valued at their FMV as of the date of exercise of the Option. Such shares shall be delivered along with any portion to be paid in cash or by promissory note within five (5) days after the date of exercise. If the Participant fails to pay the Option Price within such five (5) day period, the Board shall have the right to take whatever action it deems appropriate, including terminating the Option or voiding the exercise of the Option. The Company shall not issue or transfer Common Stock upon the exercise of an Option until the Option Price is paid in full.


                                   ARTICLE V

         5.1 Termination of Employment or Service as a Director. Except as provided in this Article V or except as otherwise determined by the Board, all Options under the Plan shall terminate upon the termination of the Participant's employment or service as a director of the Company as of the Participant's Separation Date.

         5.2 Death of a Participant. In the event of the death of a Participant prior to the exercise of all Options granted to such Participant, all unexercised Options shall become immediately exercisable and the administrator of the deceased Participant's estate, the executor under his or her will, or the person(s) to whom the Options shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession shall have the right, within one year from the date of such Participant's death, but not beyond the expiration date of the Options, to exercise such Options.

         5.3     Retirement or Termination.

                 (a) In the event of termination of a Participant's employment or service as a director of the Company prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

                 (b) In the event of the termination of a Participant's employment prior to the exercise of all Nonqualified Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options, to exercise such Nonqualified Stock Options, to the extent exercisable on his Separation Date.

         5.4     Disability.

                 (a) In the event of the termination of a Participant's employment by Disability prior to the exercise of all Incentive Stock Options granted to the Participant, all unexercised Incentive Stock Options shall become immediately exercisable and such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options.

                 (b) In the event of the termination of a Participant's employment by Disability prior to the exercise of all Nonqualified Stock Options granted to the Participant, all unexercised Nonqualified Stock Options shall become immediately exercisable and such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options, to exercise such Nonqualified Stock Options.

         5.5     Change of Control.

                 (a) For purposes of this Section 5.5, a "Change in Control" shall be deemed to occur upon:

                          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition by NRG Energy, Inc. or an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding Common Stock;

                          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board.

                 (b) For purposes of this Section 5.5, a "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

                          (i) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                          (ii) approval by the Company's shareholders of the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

                          (iii) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                 (c) In its discretion, the Board may provide in any stock option agreement (or in an amendment thereto) evidencing an Option hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options covered by such an agreement shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control or Corporate Transaction or as otherwise determined in accordance with this
                          Section 5.5(c). However, the Board may provide in any such agreement that, in the case of a Corporate Transaction, the Board may determine that an outstanding Option will not be so accelerated if and to the extent (i) such Option is either to be assumed by the successor or parent thereof or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such Option. Any stock option agreement incorporating a Change in Control or Corporate Transaction acceleration provision shall provide that, with respect to any Corporate Transaction described in clauses (i) or (ii) of
                          Section 5.5(b) above, the Board may, upon no less than 60 days notice to the optionee (an "Acceleration Notice") determine that such optionee's Options will terminate as of the effective date of such Corporate Transaction, in which event such Options shall be fully vested, nonforfeitable and become exercisable immediately as of the date of such Acceleration Notice.

                 (d) If the Board determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii) and (b)(iii) of Section
                          5.5 above or in the event the Acceleration Notice is not timely given, the Option shall remain exercisable for the remaining term of the Option notwithstanding the provisions of Article V hereof or any corresponding provisions of the stock option agreement, subject to any limitations thereto which may be applicable to Incentive Stock Options and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 5.5(b) above, which is preceded by a timely Acceleration Notice, the Option shall terminate as of the effective date of the Corporate Transaction described therein. In no event shall any Option under the Plan be exercised after the expiration of the term provided for in the related stock option agreement.

                 (e) The Board may provide in any option agreement hereunder that, should the Company dispose of its equity holding in any subsidiary corporation effected by (i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary ("Subsidiary

                          Disposition") while a holder of the Option is engaged in the performance of services for the affected subsidiary corporation, then such Option shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of such shares at the time represented by such Option and may be exercised with respect to any or all of such shares. Any such Option shall remain so exercisable until the expiration or sooner termination of the term of the Option.


                                   ARTICLE VI

         6.1     Limitation of Shares of Common Stock Available under the Plan.

                 (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock. The total number of shares of Common Stock available to be granted by the Board as Options to the Participants under the Plan shall not exceed 500,000 shares (which number may be increased by the Board, without shareholder approval, to reflect adjustments pursuant to Section 7.1 below).

                 (b) The grant of Incentive Stock Options and Nonqualified Stock Options shall reduce the available shares by the number of shares subject to such Options.

                 (c) The lapse or cancellation of an Incentive Stock Option or Nonqualified Stock Option shall increase the available shares by the number of shares released from such Option.


                                  ARTICLE VII

         7.1 Adjustment Upon Changes in Capitalization. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board may appropriately adjust the number and kind of shares which may be issued under the Plan, the number and kind of shares subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Board.


                                  ARTICLE VIII

         8.1 Employment. The establishment of the Plan and Options hereunder shall not be construed as conferring on any Participant any right to continued employment, and the employment of any Participant may be terminated without regard to the effect which such action might have upon him as a Participant.

         8.2 Rights as a Shareholder. The recipient of any Option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         8.3 Non-Assignability. During the life of the Participant, Options awarded under this Plan shall be exercisable only by such person or by such person's guardian or legal representative.

         8.4 Shareholder Approval. Continuance of the Plan for purposes of granting Incentive Stock Options shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Any Incentive Stock Options granted hereunder shall become effective only upon such shareholder approval. The Board may grant Incentive Stock Options under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such Option shall be exercisable. In the event that such shareholder approval is not obtained within the period provided above, all Options previously granted pursuant to the Plan shall terminate. If such shareholder approval is obtained at a meeting of shareholders, the Plan must be approved by a majority of the votes cast at such meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company.

         8.5 Amendment, Modification, and Termination of the Plan. The Board, at any time, may terminate and in any respect amend or modify the Plan; provided, however, that no such action, without approval of the Company's shareholders, may:

                 (a) increase the total number of shares of Common Stock available under the Plan, other than increases pursuant to Section 7.1 hereof;

                 (b) materially increase the benefits accruing to Participants under the Plan;

                 (c) materially modify the requirements as to eligibility for participation in the Plan;

                 (d) extend the period during which any Option may be granted or exercised; or

                 (e)      extend the term of the Plan.

                 Except as provided in Section 7.1 hereof, no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Participant under the Plan without the consent of such Participant.

         8.6 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. Such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         8.7 Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         8.8 Governing Law. To the extent that federal law shall not be held to have preempted local law, this Plan shall be governed by the laws of the State of Delaware. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue in full force and effect.



                 IN WITNESS WHEREOF, the Company has caused the NRG Generating (U.S.) Inc. 1996 Stock Option Plan to be executed by its duly authorized officer pursuant to resolutions of the Board to be effective as of the 20th day of September, 1996.

                                        NRG Generating (U.S.) Inc.


                                        By:
                                           ------------------------------------
                                           Leonard A. Bluhm
                                           President and Chief Executive Officer

                                                                     EXHIBIT A

                           NRG GENERATING (U.S.) INC.
                         1221 NICOLLET MALL, SUITE 610
                           MINNEAPOLIS, MN 55403-2444
                    PROXY OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1996
               TO THE SHAREHOLDERS OF NRG GENERATING (U.S.) INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of NRG Generating (U.S.) Inc., a Delaware corporation (hereinafter "Company"), will be held at the Bell Atlantic Building, 50th Floor, located at 1717 Arch Street, Philadelphia, PA on Thursday, November 21, 1996, at 1:30 p.m., for the following purposes:
         THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON OCTOBER 21, 1996 AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF, AND TO VOTE AT, THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. REPRESENTATION OF AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO CONSTITUTE A QUORUM. ACCORDINGLY, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. THE LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR EXAMINATION BY ANY SHAREHOLDER AT THE COMPANY'S OFFICES AT 1221 NICOLLET MALL, SUITE 610, MINNEAPOLIS, MN 55403-2444, FOR TEN (10) DAYS PRIOR TO NOVEMBER 21, 1996.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

A        [x]     Please mark your votes as in this example.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THE DIRECTOR NOMINEES.

                FOR       WITHHELD              Nominees: Leonard A. Bluhm                           FOR   AGAINST   ABSTAIN
 1. To elect    [ ]       [ ]                             Lawrence I. Littman        2. To approve    [ ]    [ ]       [ ]
   directors of                                           Craig A.Mataczynski          the Company's
   the Company to hold office until                       David H. Peterson            1996 Stock Option Plan.
   the next Annual Meeting or until their                 Spyros S. Skouras, Jr.
   respective successors are duly elected                 Charles J. Thayer          3. To ratify the [ ]    [ ]       [ ]
   and qualified.                                         Ronald J. Will                appointment of
                                                                                        Price Waterhouse, Certified Public
 FOR all nominees listed at right, expect                                               Accountants, as independent auditors of the
 authority to vote withheld for the                                                     Company for 1997.
 following nominees (if any):
                                                                                      4. To transact such other business as may
                                                                                         properly come before the meeting or any
                                                                                         adjournments thereof.
------------------------------------------
                                                                                      Whether or not you plan to attend the
                                                                                      Annual Meeting, please complete, date
                                                                                      and sign the enclosed proxy card and
                                                                                      mail it promptly in the self-addressed
                                                                                      envelope enclosed for your
                                                                                      convenience. You may revoke your proxy
                                                                                      at any time before it is voted.

                                                                                      YOUR VOTE IS IMPORTANT. ACCORDINGLY,
                                                                                      WE URGE YOU TO DATE, SIGN AND RETURN
                                                                                      THE ENCLOSED PROXY CARD REGARDLESS OF
                                                                                      WHETHER YOU PLAN TO ATTEND THE
                                                                                      MEETING.

                                                                                      Please indicate if you will be
                                                                                      attending the Company's Annual Meeting
                                                                                      in Philadelphia on Thursday, November
                                                                                      21, 1996.

                                                                                      _____ Yes, I will be attending
                                                                                      _____ No, I will not be attending


Signature(s)                                   Date
            ----------------------------------      ----------------------

(NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF MORE PERSONS ALL SHOULD SIGN)